Exhibit 99.1
NFP Announces Fourth Quarter 2010 Results

Fourth Quarter 2010 Revenue Grew 2.6% and
Organic Revenue Grew 8.6% versus Fourth Quarter 2009

Positive Organic Growth in Each Business Segment in 2010

Financial Highlights(1)	4Q 2010	4Q 2009	% Change	4Q 2010	3Q 2010	% Change	YTD 2010	YTD 2009	% Change
(Dollars in millions, except per share data)

Revenue	$284.3	$277.2	2.6%	$284.3	$237.5	19.7%	$981.9	$948.3	3.5%
Net income (loss)	15.3	1.9	NM	15.3	8.2	85.5%	42.6	(493.4)	NM
Net income (loss) per diluted share	0.34	0.04	NM	0.34	0.19	77.5%	0.96	(12.02)	NM
Cash earnings	27.4	26.2	4.6%	27.4	22.3	23.0%	96.8	97.1	-0.3%
Cash earnings per diluted share	$0.60	$0.61	-0.4%	$0.60	$0.50	20.9%	$2.19	$2.32	-5.6%
Adjusted EBITDA	$36.1	$26.9	34.3%	$36.1	$26.8	34.8%	$116.8	$110.3	5.9%
Adjusted EBITDA margin	12.7%	9.7%		12.7%	11.3%		11.9%	11.6%
Cash flow from operations	$43.1	$40.8	5.5%	$43.1	$34.2	25.8%	$119.4	$123.8	-3.5%

(1) This summary includes financial measures not calculated based on generally accepted accounting principles.
NM indicates metric not meaningful.

NEW YORK, NY – February 8, 2011 – National Financial Partners Corp. (NYSE: NFP), a leading provider of benefits, insurance and wealth management services, today reported financial results for the fourth quarter ended December 31, 2010.

Commenting on today’s announcement, Jessica M. Bibliowicz, chairman, president and chief executive officer said, “In the fourth quarter 2010, revenue grew 2.6% and organic revenue grew 8.6%.  Overall in 2010, we generated positive organic growth in each of our business segments, with the strongest growth from the Corporate Client Group and the Advisor Services Group.  Additionally, during the year we improved our financial flexibility and successfully launched our new branding initiatives.  We are pleased with our public recognition as a leader in benefits, insurance and wealth management.”

Ms. Bibliowicz continued, “Our 2010 accomplishments position us well in 2011 to drive value for our shareholders and serve our clients.  We expect to reinvest in our existing businesses and benefit from opportunities in our markets.  Also, we plan to invest in the long-term growth of NFP through acquisitions in our recurring revenue businesses and through recruiting into our various distribution channels.”

Fourth Quarter 2010 Results - Consolidated
NFP reported fourth quarter 2010 net income of $15.3 million, or net income of $0.34 per diluted share, compared with net income of $1.9 million, or net income of $0.04 per diluted share in the prior year period.

Fourth quarter 2010 cash earnings was $27.4 million, or $0.60 per diluted share, compared with $26.2 million, or $0.61 per diluted share, in the fourth quarter 2009.  Cash earnings in the fourth quarter 2010 included a net gain related to non-recurring legal settlements.  Excluding this gain, fourth quarter 2010 cash earnings was $26.6 million, or $0.59 per diluted share.  Cash earnings in the fourth quarter 2009 included a one-time largely non-cash charge related to the sublease of one floor of NFP’s corporate headquarters.  Excluding this one-time charge, fourth quarter 2009 cash earnings was $31.7 million, or $0.74 per diluted share.  Cash earnings is a non-GAAP measure and a reconciliation of net income to this non-GAAP measure is provided in the attached tables.

Adjusted EBITDA in the fourth quarter 2010 was $36.1 million with an Adjusted EBITDA margin of 12.7%, compared with Adjusted EBITDA of $26.9 million with an Adjusted EBITDA margin of 9.7% in the prior year period.  Adjusted EBITDA in the fourth quarter 2009 included $9.0 million in expense related to the sublease. Adjusted EBITDA is a non-GAAP measure and a reconciliation of net income to this non-GAAP measure is provided in the attached tables.

Revenue was $284.3 million in the fourth quarter 2010, an increase of $7.1 million, or 2.6%, compared with $277.2 million in the fourth quarter 2009. This increase was driven by the Corporate Client Group and the Advisor Services Group.  Organic revenue grew 8.6% in the fourth quarter 2010, compared with the prior year period, and included positive contributions from the Corporate Client Group and the Advisor Services Group.

Total operating expenses were $259.2 million, compared with $273.9 million in the prior year period, which included lower expenses related to compensation and management fees in the fourth quarter 2010.  Total operating expenses in the fourth quarter 2009 included $9.0 million in expense related to the sublease.

Cash flow from operations for the fourth quarter 2010 was $43.1 million compared with cash flow from operations of $40.8 million in the fourth quarter 2009, an increase of 5.6%.

Fourth Quarter 2010 Results - Segments
NFP reports results in three segments that provide unique products and services to corporate and high net worth individual clients: the Corporate Client Group, the Individual Client Group and the Advisor Services Group.

Corporate Client Group (CCG)
The CCG is one of the leading corporate benefits advisors in the middle market, offering clients independent solutions for health and welfare, retirement planning, executive benefits, and property and casualty insurance.  The CCG serves corporate clients by providing advisory and brokerage services related to planning and administration, which take into account the clients’ overall business profile and needs.

The CCG accounted for 38.2% of NFP’s revenue for the fourth quarter 2010 and 38.5% in the fourth quarter 2009.  CCG revenue was $108.5 million in the fourth quarter 2010 compared with $107.0 million in the prior year period, an increase of $1.5 million or 1.4%.  CCG organic revenue growth was 4.6%.

CCG Adjusted EBITDA was $20.3 million in the fourth quarter 2010 compared with $17.8 million in the prior year period, an increase of $2.5 million or 13.9%.  Adjusted EBITDA margin of 18.7% in the fourth quarter 2010 increased from 16.6% in the prior year period.  CCG Adjusted EBITDA in the fourth quarter 2009 included $4.8 million in expense related to the sublease.

Individual Client Group (ICG)
The ICG is a leader in the delivery of independent life insurance and wealth transfer solutions for high net worth individuals.  In evaluating their clients’ near and long-term financial goals, the ICG’s advisors provide wealth accumulation, preservation and transfer solutions, including estate and business planning and financial advisory services.

The ICG accounted for 41.1% of NFP’s revenue for the fourth quarter 2010 and 44.2% in the fourth quarter 2009.  ICG revenue was $116.9 million in the fourth quarter 2010 compared with $122.4 million in the prior year period.  ICG organic revenue growth was flat.

ICG Adjusted EBITDA was $12.6 million with an Adjusted EBITDA margin of 10.8% in the fourth quarter 2010 compared with Adjusted EBITDA of $7.8 million with an Adjusted EBITDA margin of 6.4% in the prior year period.  ICG Adjusted EBITDA in the fourth quarter 2009 included $4.0 million in expense related to the sublease.

Advisor Services Group (ASG)
The ASG serves independent financial advisors whose clients are high net worth individuals and companies by offering broker-dealer and asset management products and services.  The ASG attracts financial advisors seeking to provide clients with sophisticated resources and an open choice of products.

The ASG accounted for 20.7% of NFP’s revenue for the fourth quarter 2010 and 17.3% for the fourth quarter 2009.  ASG revenue was $58.9 million in the fourth quarter 2010 compared with $47.8 million in the prior year period, an increase of $11.1 million or 23.2%.  ASG organic revenue growth was 32.9%.

ASG Adjusted EBITDA was $3.3 million with an Adjusted EBITDA margin of 5.5% in the fourth quarter 2010 compared with Adjusted EBITDA of $1.3 million with an Adjusted EBITDA margin of 2.7% in the prior year period.  ASG Adjusted EBITDA in the fourth quarter 2009 included $0.2 million in expense related to the sublease.

As of December 31, 2010, assets under management at NFP’s registered investment advisor were $9.3 billion, compared with $7.9 billion as of December 31, 2009.

Earnings Conference Call & Presentation
The Company will conduct its fourth quarter 2010 earnings conference call and audio webcast on February 9, 2011, from 8:00 to 9:00 a.m. (ET).  The conference call will be available live via telephone and the Internet.  To access the call, dial 866-804-6920 (domestic) or 857-350-1666 (international) (when prompted, callers should provide the access code “NFP”).  The conference call and webcast will be accompanied by a presentation.  The presentation will be available for electronic download on the Company’s Web site approximately one hour before the conference call and webcast is scheduled to begin.  The presentation may also be viewed automatically upon connecting to the webcast.  To listen to the conference call over the Internet, visit www.nfp.com/ir.  The conference call will be available for replay via telephone and Internet for a period of 90 days.  To listen to a replay of the conference call via telephone, dial 888-286-8010 (domestic) or 617-801-6888 (international).  The access code for the replay is 43814228.  To access the replay of the conference call over the Internet, visit the above-mentioned Web site.

About NFP
National Financial Partners Corp. (NYSE: NFP), and its benefits, insurance and wealth management businesses provide diversified advisory and brokerage services to companies and high net worth individuals, partnering with them to preserve their assets and prosper over the long term.  NFP advisors provide innovative and comprehensive solutions, backed by NFP’s national scale and resources. NFP operates in three business segments.  The Corporate Client Group provides corporate and executive benefits, retirement plans and property and casualty insurance.  The Individual Client Group includes retail and wholesale life insurance brokerage and wealth management advisory services.  The Advisor Services Group serves independent financial advisors by offering broker-dealer and asset management products and services.  In 2010 NFP was ranked as the ninth Top Global Insurance Broker by Best’s Review; operated the third largest Executive Benefits Provider of nonqualified deferred compensation plans administered for recordkeeping clients as ranked by PlanSponsor; operated a top ten Independent Broker Dealer as ranked by Financial Planning and Financial Advisor; had four advisors ranked in Barron’s Top 100 Independent Financial Advisors and is a leading independent life insurance distributor according to many top-tier carriers.  For more information, visit www.nfp.com

Reconciliation of Non-GAAP Measures
The Company analyzes its performance using historical and forward-looking non-GAAP measures called cash earnings and cash earnings per diluted share, Adjusted EBITDA and percentages or calculations using these measures.  The Company believes these non-GAAP measures provide additional meaningful methods of evaluating certain aspects of the Company’s operating performance from period to period on a basis that may not be otherwise apparent under GAAP.  Cash earnings is defined as net income excluding amortization of intangibles, depreciation, the after-tax impact of the impairment of goodwill and intangible assets, the after-tax impact of non-cash interest expense and the after-tax impact of certain non-recurring items.  Cash earnings per diluted share is calculated by dividing cash earnings by the number of weighted average diluted shares outstanding for the period indicated.  Cash earnings and cash earnings per diluted share should not be viewed as substitutes for net income and net income per diluted share, respectively.  Adjusted EBITDA is defined as net income excluding income tax expense, interest income, interest expense, gain on early extinguishment of debt, other, net, amortization of intangibles, depreciation, impairment of goodwill and intangible assets, (gain) loss on sale of businesses, the pre-tax impact of the accelerated vesting of certain RSUs and any change in estimated contingent consideration amounts recorded in accordance with purchase accounting that have been subsequently adjusted and recorded in the consolidated statement of operations.  Adjusted EBITDA should not be viewed as a substitute for net income.  A reconciliation of these non-GAAP measures to their GAAP counterparts is provided in the attached tables and the Company’s quarterly financial supplement for the period ended December 31, 2010, which is available on the Investor Relations section of the Company’s Web site at www.nfp.com.

Organic Revenue Growth
The Company uses organic revenue growth as a comparable revenue measurement for future periods. The Company excludes the first twelve months of revenue generated from new acquisitions and the revenue derived from businesses fully disposed of in each period presented.  With respect to sub-acquisitions, the Company establishes an internal revenue generation expectation (the “acquired revenue”) of a new sub-acquisition.  During the first twelve months immediately following the sub-acquisition, the Company reduces the acquired revenue amount from the actual revenue generated by the sub-acquisition and includes the revenue growth above or below acquired revenue within the organic growth percentage.  With respect to situations where a significant portion of a business' assets have been disposed, the Company reduces the prior year’s comparable revenue proportionally to the percentage of assets that have been disposed to facilitate an equitable organic growth comparison.

Forward-Looking Statements
This release contains statements which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words "anticipate," "expect," "intend," "plan," "believe," "estimate," "may," "project," "will," "continue" and similar expressions of a future or forward-looking nature. Forward-looking statements may include discussions concerning revenue, expenses, earnings, cash flow, impairments, losses, dividends, capital structure, market and industry conditions, premium and commission rates, interest rates, contingencies, the direction or outcome of regulatory investigations and litigation, income taxes and the Company’s operations or strategy.  These forward-looking statements are based on management’s current views with respect to future results. Forward-looking statements are based on beliefs and assumptions made by management using currently-available information, such as market and industry materials, experts’ reports and opinions, and current financial trends. These statements are only predictions and are not guarantees of future performance. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by a forward-looking statement. These risks and uncertainties include, without limitation: (1) NFP’s ability, through its operating structure, to respond quickly to operational, financial or regulatory situations impacting its businesses; (2) the ability of the Company’s businesses to perform successfully following acquisition, including through cross-selling initiatives, and NFP’s ability to manage its business effectively and profitably through its principals and the Company’s reportable segments; (3) any losses that NFP may take with respect to dispositions, restructures or otherwise; (4) an economic environment that results in fewer sales of financial products or services; (5) the impact of the adoption or change in interpretation of certain accounting treatments or policies and changes in underlying assumptions relating to such treatments or policies, which may lead to adverse financial statement results; (6) NFP’s success in acquiring and retaining high-quality independent financial services businesses; (7) the effectiveness or financial impact of NFP’s incentive plans; (8) changes that adversely affect NFP’s ability to manage its indebtedness or capital structure, including changes in interest rates or credit market conditions; (9) adverse developments in the Company’s markets, such as those related to compensation agreements with insurance companies or activities within the life settlements industry, which could result in decreased sales of financial products or services; (10) NFP’s ability to operate effectively within the restrictive covenants of its credit facility; (11) adverse results or other consequences from litigation, arbitration, regulatory investigations or compliance initiatives, including those related to business practices, compensation agreements with insurance companies, policy rescissions or chargebacks, regulatory investigations or activities within the life settlements industry; (12) the impact of capital markets behavior, such as fluctuations in the price of NFP’s common stock, the dilutive impact of capital raising efforts or the impact of refinancing transactions; (13) the impact of legislation or regulations on NFP’s businesses, such as the possible adoption of exclusive federal regulation over interstate insurers, the uncertain impact of legislation regulating the financial services industry, such as the recent Dodd-Frank Wall Street Reform and Consumer Protection Act, the impact of newly-adopted healthcare legislation and resulting changes in business practices, or changes in regulations affecting the value or use of benefits programs, any of which may adversely affect the demand for or profitability of the Company’s services; (14) developments in the availability, pricing, design, tax treatment, or underwriting of insurance products, revisions in mortality tables by life expectancy underwriters or changes in the Company’s relationships with insurance companies; (15) changes in premiums and commission rates or the rates of other fees paid to the Company’s businesses; (16) the reduction of the Company’s revenue and earnings due to the elimination or modification of compensation arrangements, including contingent compensation arrangements and the adoption of internal initiatives to enhance compensation transparency, including the transparency of fees paid for life settlements transactions; (17) the occurrence of adverse economic conditions or an adverse regulatory climate in New York, Florida or California; (18) the loss of services of key members of senior management; (19) the Company’s ability to compete against competitors with greater resources, such as those with greater name recognition; and (20) the Company’s ability to effect smooth succession planning.

Additional factors are set forth in NFP’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on February 12, 2010, its Quarterly Report on Form 10-Q for the period ended March 31, 2010, filed with the SEC on May 10, 2010 and its Quarterly Report on Form 10-Q for the period ended June 30, 2010, filed with the SEC on August 4, 2010.

Forward-looking statements speak only as of the date on which they are made. NFP expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Source:  NFP

Contact:
Abbe F. Goldstein, CFA
SVP, Investor Relations & Corporate Communications
NFP

Investor Relations
ir@nfp.com
212-301-4011

Media Relations
communications@nfp.com
212-301-1039

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited-in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Revenue:
Commissions and fees	$284,276	$277,181	$981,917	$948,285

Operating expenses:
Commissions and fees	91,336	76,013	303,794	263,947
Compensation expense	65,110	68,879	256,181	268,335
Non-compensation expense	39,391	46,528	156,538	159,523
Management fees	52,308	58,865	161,958	146,181
Amortization of intangibles	8,211	8,806	33,013	36,551
Depreciation	3,095	8,857	12,123	19,242
Impairment of goodwill and intangible assets	—	6,231	2,901	618,465
Gain on sale of businesses, net	(274)	(244)	(10,295)	(2,096)
Total operating expenses	259,177	273,935	916,213	1,510,148
Income (loss) from operations	25,099	3,246	65,704	(561,863)

Non-operating income and expenses
Interest income	1,209	828	3,854	3,077
Interest expense	(4,084)	(4,849)	(18,533)	(20,567)
Gain on early extinguishment of debt	—	—	9,711	—
Other, net	2,787	472	8,303	11,583
Non-operating income and expenses, net	(88)	(3,549)	3,335	(5,907)

Income (loss) before income taxes	25,011	(303)	69,039	(567,770)

Income tax expense (benefit)	9,742	(2,154)	26,481	(74,384)
Net income (loss)	$15,269	$1,851	$42,558	$(493,386)

Earnings (loss) per share:
Basic	$0.35	$0.04	$1.00	$(12.02)
Diluted	$0.34	$0.04	$0.96	$(12.02)

Weighted average shares outstanding:
Basic	43,669	41,956	42,638	41,054
Diluted	45,274	43,109	44,136	41,054

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(Unaudited-in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
GAAP net income (loss)	$15,269	$1,851	$42,558	$(493,386)
Income tax expense (benefit)	9,742	(2,154)	26,481	(74,384)
Interest income	(1,209)	(828)	(3,854)	(3,077)
Interest expense	4,084	4,849	18,533	20,567
Gain on early extinguishment of debt	—	—	(9,711)	—
Other, net	(2,787)	(472)	(8,303)	(11,583)
Income (loss) from operations	$25,099	$3,246	$65,704	$(561,863)
Amortization of intangibles	8,211	8,806	33,013	36,551
Depreciation	3,095	8,857	12,123	19,242
Impairment of goodwill and intangible assets	—	6,231	2,901	618,465
Gain on sale of businesses	(274)	(244)	(10,295)	(2,096)
Accelerated vesting of certain RSUs	—	—	13,395	—
Adjusted EBITDA (1)	$36,131	$26,896	$116,841	$110,299

RECONCILIATION OF NET INCOME (LOSS) TO CASH EARNINGS
(Unaudited-in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
GAAP net income (loss)	$15,269	$1,851	$42,558	$(493,386)
Amortization of intangibles	8,211	8,806	33,013	36,551
Depreciation	3,095	8,857	12,123	19,242
Impairment of goodwill and intangible assets	—	6,231	2,901	618,465
Tax benefit of impairment of goodwill and intangible assets	(15)	(1,133)	(1,147)	(90,608)
Non-cash interest, net of tax	802	1,559	5,094	6,814
Accelerated vesting of certain RSUs, net of tax	—	—	8,174	—
Gain on early extinguishment of debt, net of tax	—	—	(5,914)	—
Cash earnings (2)	$27,362	$26,171	$96,802	$97,078

GAAP net income (loss) per share - diluted	$0.34	$0.04	$0.96	$(12.02)
Amortization of intangibles	0.18	0.20	0.75	0.87
Depreciation	0.07	0.21	0.27	0.46
Impairment of goodwill and intangible assets	—	0.14	0.07	14.78
Tax benefit of impairment of goodwill and intangible assets	(0.00)	(0.03)	(0.03)	(2.16)
Non-cash interest, net of tax	0.02	0.04	0.12	0.16
Accelerated vesting of certain RSUs, net of tax	—	—	0.19	—
Gain on early extinguishment of debt, net of tax	—	—	(0.13)	—
Impact of diluted shares on cash earnings not reflected in GAAP net loss per share - diluted (3)	—	—	—	0.23
Cash earnings per share - diluted (4)	$0.60	$0.61	$2.19	$2.32

(1)
Adjusted EBITDA is a non-GAAP measure, which the Company defines as net income excluding income tax expense, interest income, interest expense, gain on early extinguishment of debt, other, net, amortization of intangibles, depreciation, impairment of goodwill and intangible assets, (gain) loss on sale of businesses, the pre-tax impact of the accelerated vesting of certain RSUs and any change in estimated contingent consideration amounts recorded in accordance with purchase accounting that have been subsequently adjusted and recorded in the consolidated statement of operations.

(2)
Cash earnings is a non-GAAP measure, which the Company defines as net income excluding amortization of intangibles, depreciation, the after-tax impact of the impairment of goodwill and intangible assets, the after-tax impact of non-cash interest expense and the after-tax impact of certain non-recurring items.

(3)
To calculate GAAP net loss per share, weighted average common shares outstanding - diluted is the same as weighted average common shares outstanding - basic due to the anti-dilutive effects of other items caused by  a GAAP net loss position.  However, in periods which the Company reports positive cash earnings with a GAAP net loss, the Company uses weighted average common shares outstanding – diluted to calculate cash earnings per share – diluted only.

(4)	The sum of the per-share components of cash earnings per share - diluted may not agree to cash earnings per share - diluted, due to rounding.

CORPORATE CLIENT GROUP
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited-in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Revenue:
Commissions and fees	$108,483	$106,971	$387,855	$379,980

Operating expenses:
Commissions and fees	11,067	8,588	36,989	34,397
Compensation expense	32,758	34,402	130,291	132,465
Non-compensation expense	18,390	21,804	75,180	75,823
Management fees	26,009	24,392	80,780	70,507
Amortization of intangibles	5,395	5,615	21,398	22,959
Depreciation	1,624	4,126	6,298	9,277
Impairment of goodwill and intangible assets	—	—	1,931	354,408
Loss (Gain) on sale of businesses	229	(123)	(8,058)	7
Total operating expenses	95,472	98,804	344,809	699,843
Income (loss) from operations	$13,011	$8,167	$43,046	$(319,863)

CORPORATE CLIENT GROUP
RECONCILIATION OF INCOME (LOSS) FROM OPERATIONS TO ADJUSTED EBITDA (1)
(Unaudited-in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009

Income (loss) from operations	$13,011	$8,167	$43,046	$(319,863)
Amortization of intangibles	5,395	5,615	21,398	22,959
Depreciation	1,624	4,126	6,298	9,277
Impairment of goodwill and intangible assets	—	—	1,931	354,408
Loss (Gain) on sale of businesses	229	(123)	(8,058)	7
Accelerated vesting of certain RSUs	—	—	7,394	—
Adjusted EBITDA	$20,259	$17,785	$72,009	$66,788

(1)
The reconciliation of Adjusted EBITDA per reportable segment does not include the following items, which are not allocated to any of the Company’s reportable segments: income tax expense, interest income, interest expense, gain on early extinguishment of debt and other, net.  These items are included in the reconciliation of Adjusted EBITDA to net income on a consolidated basis.

INDIVIDUAL CLIENT GROUP
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited-in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Revenue:
Commissions and fees	$116,870	$122,383	$378,847	$397,314

Operating expenses:
Commissions and fees	32,117	26,609	89,492	84,335
Compensation expense	28,573	30,825	110,543	119,829
Non-compensation expense	17,266	22,656	67,626	77,169
Management fees	26,299	34,473	81,178	75,674
Amortization of intangibles	2,816	3,191	11,615	13,592
Depreciation	1,113	4,413	4,458	8,885
Impairment of goodwill and intangible assets	—	6,231	970	264,057
Gain on sale of businesses	(503)	(121)	(2,237)	(2,103)
Total operating expenses	107,681	128,277	363,645	641,438
(Loss) income from operations	$9,189	$(5,894)	$15,202	$(244,124)

INDIVIDUAL CLIENT GROUP
RECONCILIATION OF INCOME (LOSS) FROM OPERATIONS TO ADJUSTED EBITDA (1)
(Unaudited-in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
(Loss) income from operations	$9,189	$(5,894)	$15,202	$(244,124)
Amortization of intangibles	2,816	3,191	11,615	13,592
Depreciation	1,113	4,413	4,458	8,885
Impairment of goodwill and intangible assets	—	6,231	970	264,057
Gain on sale of businesses	(503)	(121)	(2,237)	(2,103)
Accelerated vesting of certain RSUs	—	—	6,001	—
Adjusted EBITDA	$12,615	$7,820	$36,009	$40,307

(1)
The reconciliation of Adjusted EBITDA per reportable segment does not include the following items, which are not allocated to any of the Company’s reportable segments: income tax expense, interest income, interest expense, gain on early extinguishment of debt and other, net.  These items are included in the reconciliation of Adjusted EBITDA to net income on a consolidated basis.

ADVISOR SERVICES GROUP
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited-in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Revenue:
Commissions and fees	$58,923	$47,827	$215,215	$170,991

Operating expenses:
Commissions and fees	48,152	40,816	177,313	145,215
Compensation expense	3,779	3,652	15,347	16,041
Non-compensation expense	3,735	2,068	13,732	6,531
Depreciation	358	318	1,367	1,080
Total operating expenses	56,024	46,854	207,759	168,867
Income from operations	$2,899	$973	$7,456	$2,124

ADVISOR SERVICES GROUP
RECONCILIATION OF INCOME (LOSS) FROM OPERATIONS TO ADJUSTED EBITDA (1)
(Unaudited-in thousands)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009

Income from operations	$2,899	$973	$7,456	$2,124
Depreciation	358	318	1,367	1,080
Adjusted EBITDA	$3,257	$1,291	$8,823	$3,204

(1)
The reconciliation of Adjusted EBITDA per reportable segment does not include the following items, which are not allocated to any of the Company’s reportable segments: income tax expense, interest income, interest expense, gain on early extinguishment of debt and other, net.  These items are included in the reconciliation of Adjusted EBITDA to net income on a consolidated basis.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited-in thousands)

	December 31,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$128,830	$55,994
Fiduciary funds - restricted related to premium trust accounts	82,647	75,931
Commissions, fees and premiums receivable, net	120,572	129,833
Due from principals and/or certain entities they own	7,981	14,075
Notes receivable, net	6,128	9,731
Deferred tax assets	13,865	14,283
Other current assets	17,442	14,435
Total current assets	377,465	314,282
Property and equipment, net	37,359	37,291
Deferred tax assets	5,836	5,820
Intangibles, net	337,833	379,513
Goodwill, net	60,894	63,887
Notes receivable, net	30,724	28,714
Other non-current assets	42,952	39,744
Total assets	$893,063	$869,251

LIABILITIES
Current liabilities:
Premiums payable to insurance carriers	$83,091	$77,941
Borrowings	—	40,000
Current portion of long term debt	12,500	—
Income taxes payable	—	6,325
Due to principals and/or certain entities they own	37,406	34,106
Accounts payable	36,213	24,337
Accrued liabilities	55,673	73,105
Total current liabilities	224,883	255,814
Long term debt	106,250	—
Deferred tax liabilities	1,552	4,380
Convertible senior notes	87,581	204,548
Other non-current liabilities	64,585	64,472
Total liabilities	484,851	529,214

STOCKHOLDERS' EQUITY
Preferred stock at par value	—	—
Common stock at par value	4,596	4,414
Additional paid-in capital	902,153	876,563
Accumulated deficit	(425,063)	(438,109)
Treasury stock	(73,458)	(102,930)
Accumulated other comprehensive (loss) income	(16)	99
Total stockholders' equity	408,212	340,037
Total liabilities and stockholders' equity	$893,063	$869,251

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited-in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Cash flow from operating activities
Net income (loss)	$15,269	$1,851	$42,558	$(493,386)

Adjustments to reconcile to net cash provided by
(used in) operating activities:
Deferred taxes	1,774	(14,514)	2,058	(101,514)
Stock-based compensation	1,660	3,083	17,336	10,526
Impairment of goodwill and intangible assets	—	6,231	2,901	618,465
Amortization of intangibles	8,211	8,806	33,013	36,551
Depreciation	3,095	8,857	12,123	19,242
Accretion of senior convertible notes discount	1,260	2,781	8,287	11,073
Gain on sale of businesses	(274)	(244)	(10,295)	(2,096)
Loss on sublease	—	8,201	1,766	8,201
Bad debt expense	2,331	1,854	5,028	2,622
Gain on early extinguishment of debt	—	—	(9,711)	—
Other, net	(1,967)	—	(3,460)	—

(Increase) decrease in operating assets:
Fiduciary funds - restricted related to premium trust accounts	8,465	(93)	(6,716)	(822)
Commissions, fees and premiums receivable, net	(21,712)	(28,538)	7,032	10,382
Due from principals and/or certain entities they own	6,406	7,906	4,567	4,516
Notes receivable, net - current	1,884	(2,570)	3,603	(3,275)
Other current assets	4,667	3,837	(2,990)	3,441
Notes receivable, net - non-current	(323)	3,988	(8,068)	1,011
Other non-current assets	1,075	479	1,755	(1,353)

Increase (decrease) in operating liabilities:
Premiums payable to insurance carriers	(13,265)	(4,642)	5,150	4,782
Income taxes payable	(123)	6,325	2,351	6,314
Due to principals and/or certain entities they own	9,649	10,129	1,142	(11,943)
Accounts payable	18,112	3,119	14,099	(4,006)
Accrued liabilities	(5,456)	19,672	(3,551)	11,197
Other non-current liabilities	2,322	(5,692)	(546)	(6,108)
Total adjustments	27,791	38,975	76,874	617,206
Net cash provided by operating activities	43,060	40,826	119,432	123,820

Cash flow from investing activities:
Proceeds from disposal of businesses	(3)	5,109	5,670	16,106
Purchases of property and equipment, net	(3,092)	(2,177)	(12,376)	(7,120)
Proceeds from (payments for) acquired firms, net of cash	(356)	-	305	1,233
Payments for contingent consideration	(2,518)	(1,448)	(13,302)	(4,287)
Change in restricted cash	—	(10,000)	10,000	(10,000)
Net cash used in (provided by) investing activities	(5,969)	(8,516)	(9,703)	(4,068)

Cash flow from financing activities:
Repayments of borrowings	—	(35,000)	(40,000)	(108,000)
Proceeds from long term debt	—	—	125,000	—
Repayment of long term debt	(3,125)	—	(6,250)	—
Long term debt costs	(94)	—	(4,017)	—
Proceeds from issuance of senior convertible notes	—	—	125,000	—
Senior convertible notes issuance costs	6	—	(4,123)	—
Repayment of senior convertible notes	—	—	(219,650)	—
Senior convertible notes tender offer costs	—	—	(800)	—
Purchase of call options	—	—	(33,913)	—
Sale of warrants	—	—	21,025	—
Proceeds from stock-based awards, including tax benefit	119	(1,236)	3,010	(3,955)
Shares cancelled to pay withholding taxes	(51)	(164)	(2,107)	(374)
Payments for treasury stock repurchase	—	—	—	—
Dividends paid	(1)	—	(68)	(50)
Net cash used in financing activities	(3,146)	(36,400)	(36,893)	(112,379)
Net increase (decrease) in cash and cash equivalents	33,945	(4,090)	72,836	7,373
Cash and cash equivalents, beginning of the period	94,885	60,084	55,994	48,621
Cash and cash equivalents, end of the period	$128,830	$55,994	$128,830	$55,994

Supplemental disclosures of cash flow information
Cash paid for income taxes	$1,103	$5,719	$27,203	$23,729
Cash paid for interest	$3,503	$854	$6,784	$6,625